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                                                                  Exhibit 10.10

                                 PROMISSORY NOTE

$1,250,000                                                    New York, New York
                                                              June 2, 2000

                  FOR VALUE RECEIVED, the undersigned, U.S. Franchise Systems, Inc., a Delaware corporation (the "Payor"), hereby promises to pay to the order of ALPINE HOSPITALITY HOLDINGS LLC, a Delaware limited liability company (the "Payee"), at 1285 Avenue of the Americas, 21st Floor, New York, New York, or at such other place as the holder of this Note shall specify, the earlier of (i) October 2, 2000 or (ii) the closing of the transactions contemplated by the proposed recapitalization agreement by and among Payor, SDI, Inc., Meridian Associates, L.P. and HSA Properties, Inc., in such coin or currency of the United States of Americas as at the time shall be legal tender for the payment of public and private debts, the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), and to pay interest from the date hereof in like coin or currency at a per annum rate equal to 5% on the unpaid principal amount hereof payable on the date of stated or accelerated maturity hereof or upon prepayment hereof in whole or in part as provided herein.

                  1. At the option of the Payor, this Note may be prepaid in whole at any time or in part from time to time without penalty or premium.

                  2. If any one or more of the following events (herein termed "Events of Default") shall happen, that is to say:



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       2.1 Any default shall occur in the payment of principal of or interest on this Note, as and when the same shall become due and payable (whether at stated maturity, by mandatory prepayment, acceleration or otherwise);

       2.2 The Payor shall fail to make any payment of indebtedness (other than the indebtedness evidenced by this Note) or of any liability under any capitalized lease or other purchase money obligation or shall fail to perform the terms of any agreement relating to such indebtedness or liability and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified, or any such indebtedness or liability shall be accelerated or declared due and payable prior to the stated maturity thereof;

       2.3 The Payor shall:

           2.3.1 commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors, the commencement of such a voluntary case;

           2.3.2 have filed against it a petition commencing an involuntary case under said Title 11 which shall not have been dismissed within 30 days after the date on which said petition is filed or have filed an answer or other pleading within said 30-day period admitting or failing to deny the material allegations of such petition or seeking, consenting to or acquiescing in the relief therein provided;

           2.3.3 have had the entry of an order for relief against it in any involuntary case commenced under said Title 11;

           2.3.4 seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of


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debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

         2.3.5 have had the entry of an order against it by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

         2.3.6 make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; then, in any such event and at any time thereafter, while such Event of Default is continuing, the holder of this Note may, by written notice to the Payor (unless there shall have occurred an Event of Default under paragraph 2.3 above, in which case the principal of and accrued interest on this Note shall automatically become due and payable), declare the principal of and accrued interest on this Note to be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

       3. If any one or more Events of Default shall occur and be continuing, the holder of this Note may proceed to protect and enforce such holder's rights either by suit in equity or by action at law, or both, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon


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the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

       4. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatever.

       5. If the holder of this Note shall institute any action to enforce the collection of principal of and/or interest on this Note, there shall be immediately due and payable from the Payor, in addition to the then unpaid principal amount of this Note, all reasonable costs and expenses incurred by the holder of this Note in connection therewith, including reasonable attorneys' fees and disbursements.

       6. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

       7. This Note may not be modified or discharged orally, but only in writing duly executed by the holder hereof.

       8. The Payor hereby waives presentment, demand, notice of dishonor, protest and notice of protest.


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       9. If any payment hereunder falls due on a Saturday, Sunday or a public holiday in New York City, such payment shall be payable on the next succeeding business day, with interest accruing thereon until the date of payment thereof.

       10. This Note and the obligations of the Payor and the rights of any holder hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

                                                   U.S. FRANCHISE SYSTEMS, INC.

                                                   By:  /s/ Stephen D. Aronson
                                                      -------------------------
                                                        VP/General Counsel